Exhibit 99.1
ENDO REPORTS FOURTH-QUARTER AND FULL-YEAR 2019 FINANCIAL RESULTS

— Strong Operational Performance Led by Year-over-Year Double-Digit-Percentage Revenue Growth in Sterile Injectables Segment and in Specialty Products Portfolio of Branded Pharmaceuticals Segment —

— Full-Year 2020 Financial Guidance Provided for Revenue, Adjusted Diluted Net Income per Share from Continuing Operations and Adjusted EBITDA —
DUBLIN, February 26, 2020 -- Endo International plc (NASDAQ: ENDP) today reported financial results for the fourth quarter and full year ended December 31, 2019.

•	Total revenues during the fourth quarter of 2019 were $765 million, a decrease of 3% compared to fourth-quarter 2018 revenues of $786 million.

•	Revenues of the Specialty Products portfolio of Branded Pharmaceuticals segment increased 15% in the fourth quarter of 2019 to $149 million compared to fourth-quarter 2018 revenues of $130 million.

•	Revenues of the Sterile Injectables segment increased 10% in the fourth quarter of 2019 to $285 million compared to fourth-quarter 2018 revenues of $259 million.

FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three months ended December 31,			Year ended December 31,
	2019	2018	Change	2019	2018	Change
Total Revenues, Net	$764,800	$786,389	(3)%	$2,914,364	$2,947,078	(1)%
Reported Loss from Continuing Operations	$(208,489)	$(265,479)	(21)%	$(360,584)	$(961,767)	(63)%
Reported Diluted Weighted Average Shares	226,787	224,353	1%	226,050	223,960	1%
Reported Diluted Net Loss per Share from Continuing Operations	$(0.92)	$(1.18)	(22)%	$(1.60)	$(4.29)	(63)%
Reported Net Loss	$(218,643)	$(291,908)	(25)%	$(422,636)	$(1,031,469)	(59)%
Adjusted Income from Continuing Operations	$170,907	$175,383	(3)%	$551,524	$663,206	(17)%
Adjusted Diluted Weighted Average Shares (1)	231,571	232,958	(1)%	231,706	229,386	1%
Adjusted Diluted Net Income per Share from Continuing Operations	$0.74	$0.75	(1)%	$2.38	$2.89	(18)%
Adjusted EBITDA	$346,283	$344,185	1%	$1,308,890	$1,357,061	(4)%
__________

(1)
Reported Diluted Net Loss per Share from continuing operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.

"In 2019, Endo delivered stronger than expected performance during the fourth quarter and for the full year, driven by continued double-digit percentage revenue growth in our Sterile Injectables segment and in the Specialty Products Portfolio of our Branded Pharmaceuticals segment, and as a result of our dedication to operational execution," said Paul Campanelli, Chairman, President and Chief Executive Officer at Endo. “For the full year, our Sterile Injectables segment exceeded $1 billion in revenue and our Specialty Products Portfolio exceeded $500 million in revenue, demonstrating progress on our strategic priority of expanding and investing in these businesses. Additionally, during the fourth quarter, the U.S. FDA accepted our original Biologics License Application for our CCH for Cellulite product and we launched five products."
"Looking ahead to 2020, Endo intends to build upon the success of the past year. We are focused on continuing to invest in our core areas of growth as part of our multi-year strategic plan, while being responsive to the current external environment under the leadership of Blaise Coleman, Endo’s new President and Chief Executive Officer."

CONSOLIDATED RESULTS
Total revenues were $765 million in fourth-quarter 2019 compared to $786 million during the same period in 2018. This decrease was primarily attributable to competitive pressures in the Generic Pharmaceuticals segment and the Established Products portfolio of the Branded Pharmaceuticals segment, partially offset by continued strong growth in the Sterile Injectables segment and the Specialty Products portfolio of the Branded Pharmaceuticals segment.
Reported loss from continuing operations in fourth-quarter 2019 was $208 million compared to reported loss from continuing operations of $265 million during the same period in 2018. This result was primarily attributable to a decrease in asset impairment charges. Reported diluted net loss per share from continuing operations in fourth-quarter 2019 was $0.92 compared to reported diluted net loss per share from continuing operations of $1.18 in fourth-quarter 2018.
Adjusted income from continuing operations in fourth-quarter 2019 was $171 million compared to $175 million in fourth-quarter 2018. This decrease was primarily attributable to lower adjusted gross margin due to lower sales. Adjusted diluted net income per share from continuing operations in fourth-quarter 2019 was $0.74 compared to $0.75 in fourth-quarter 2018.
BRANDED PHARMACEUTICALS
Fourth-quarter 2019 Branded Pharmaceuticals revenues were $226 million compared to $230 million in fourth-quarter 2018. This decrease was primarily attributable to ongoing generic competition in the Established Products portfolio, offset by continued strong growth in the Specialty Products portfolio.
Specialty Products revenues increased 15% to $149 million in fourth-quarter 2019 compared to $130 million in fourth-quarter 2018, primarily driven by the continued strong performance of XIAFLEX®. Sales of XIAFLEX® increased 27% to $102 million compared to $80 million in fourth-quarter 2018, primarily attributable to demand growth in both the Peyronie’s Disease and Dupuytren’s Contracture indications driven by continued commercial execution and investment in promotional activities.
In November 2019, the U.S. Food and Drug Administration accepted the Company’s original Biologics License Application (BLA) for its Collagenase Clostridium Histolyticum (CCH) product for the treatment of cellulite in the buttocks. The Prescription Drug User Fee Act (PDUFA), or target action date for the BLA, has been set for July 6, 2020.

STERILE INJECTABLES
Fourth-quarter 2019 Sterile Injectables revenues were $285 million, an increase of 10% compared to $259 million in fourth-quarter 2018. This increase reflects the continued strong growth of VASOSTRICT® and ADRENALIN®.
GENERIC PHARMACEUTICALS
Fourth-quarter 2019 Generic Pharmaceuticals revenues were $226 million, a decrease of 14% compared to $264 million in fourth-quarter 2018. This performance was primarily attributable to continued competitive pressure on commoditized generic products. Partially offsetting the decrease were the impacts of certain recent product launches. During fourth-quarter 2019, the Generic Pharmaceuticals segment launched five products.
INTERNATIONAL PHARMACEUTICALS
Fourth-quarter 2019 International Pharmaceuticals revenues were $29 million, a decrease of 16% compared to fourth-quarter 2018. This decrease was primarily due to ongoing generic competition.
2020 FINANCIAL GUIDANCE
Endo is providing guidance for the 12 months ending December 31, 2020, at current exchange rates, for revenue, adjusted diluted net income per share from continuing operations and adjusted EBITDA. The Company estimates:

•	Total revenues to be between $2.72 billion and $2.92 billion;

•	Adjusted diluted net income per share from continuing operations to be between $2.15 and $2.40; and

•	Adjusted EBITDA to be between $1.22 billion and $1.32 billion.
The Company’s 2020 non-GAAP financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 66.0% to 67.0%;

•	Adjusted operating expenses as a percentage of revenue to be approximately 25.0% to 25.5%;

•	Adjusted interest expense of approximately $535 to $545 million;

•	Adjusted effective tax rate of approximately 13.5% to 14.5%; and

•	Adjusted diluted weighted average shares outstanding of approximately 236 million.
Guidance for Adjusted diluted net income per share from continuing operations, Adjusted EBITDA and Adjusted operating expenses exclude opioid-related legal expenses.

BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of December 31, 2019, the Company had approximately $1.5 billion in unrestricted cash; debt of $8.4 billion; net debt of approximately $6.9 billion and a net debt to adjusted EBITDA ratio of 5.3.
Fourth-quarter 2019 cash used in operating activities was $21 million, compared to $70 million of net cash provided by operating activities during fourth-quarter 2018.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release today at 8:00 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 4777677. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from February 26, 2020 at 11:00 a.m. ET until 11:00 a.m. ET on March 4, 2020 by dialing U.S./Canada (800) 585-8367, International (404) 537-3406, and entering the passcode 4777677.
A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total revenues, net for the three and twelve months ended December 31, 2019 and 2018 (dollars in thousands):

	Three months ended December 31,		Percent Growth	Year ended December 31,		Percent Growth
	2019	2018		2019	2018
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$101,520	$79,783	27%	$327,638	$264,638	24%
SUPPRELIN® LA	20,255	20,759	(2)%	86,797	81,707	6%
Other Specialty (1)	26,844	29,004	(7)%	105,241	98,230	7%
Total Specialty Products	$148,619	$129,546	15%	$519,676	$444,575	17%
Established Products:
PERCOCET®	$27,813	$29,362	(5)%	$116,012	$122,901	(6)%
TESTOPEL®	14,414	13,401	8%	55,244	58,377	(5)%
Other Established (2)	34,705	57,551	(40)%	164,470	236,979	(31)%
Total Established Products	$76,932	$100,314	(23)%	$335,726	$418,257	(20)%
Total Branded Pharmaceuticals (3)	$225,551	$229,860	(2)%	$855,402	$862,832	(1)%
Sterile Injectables:
VASOSTRICT®	$146,883	$121,380	21%	$531,737	$453,767	17%
ADRENALIN®	45,827	41,631	10%	179,295	143,489	25%
Ertapenem for injection	25,060	31,870	(21)%	104,679	57,668	82%
APLISOL®	5,830	15,849	(63)%	61,826	64,913	(5)%
Other Sterile Injectables (4)	61,568	47,989	28%	185,594	209,729	(12)%
Total Sterile Injectables (3)	$285,168	$258,719	10%	$1,063,131	$929,566	14%
Total Generic Pharmaceuticals	$225,560	$263,770	(14)%	$879,882	$1,012,215	(13)%
Total International Pharmaceuticals	$28,521	$34,040	(16)%	$115,949	$142,465	(19)%
Total revenues, net	$764,800	$786,389	(3)%	$2,914,364	$2,947,078	(1)%
__________

(1)
Products included within Other Specialty are NASCOBAL® Nasal Spray and AVEED®. Beginning with our first-quarter 2019 reporting, TESTOPEL®, which was previously included in Other Specialty, has been reclassified and is now included in the Established Products portfolio for all periods presented.

(2)	Products included within Other Established include, but are not limited to, LIDODERM®, EDEX® and VOLTAREN® Gel.

(3)
Individual products presented above represent the top two performing products in each product category for the year ended December 31, 2019 and/or any product having revenues in excess of $100 million during any of the years ended December 31, 2019, 2018 or 2017 or $25 million during any quarterly period in 2019 or 2018.

(4)	Products included within Other Sterile Injectables include ephedrine sulfate injection, treprostinil for injection and others.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and twelve months ended December 31, 2019 and 2018 (in thousands, except per share data):

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
TOTAL REVENUES, NET	$764,800	$786,389	$2,914,364	$2,947,078
COSTS AND EXPENSES:
Cost of revenues	400,056	433,214	1,569,338	1,631,682
Selling, general and administrative	160,671	167,422	632,420	646,037
Research and development	34,379	25,395	130,732	185,826
Litigation-related and other contingencies, net	15,304	(1,561)	11,211	13,809
Asset impairment charges	267,430	303,539	526,082	916,939
Acquisition-related and integration items, net	(19,115)	8,630	(46,098)	21,914
Interest expense, net	134,347	135,760	538,734	521,656
Gain on extinguishment of debt	—	—	(119,828)	—
Other (income) expense, net	(3,731)	(18,737)	16,677	(51,953)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(224,541)	$(267,273)	$(344,904)	$(938,832)
INCOME TAX (BENEFIT) EXPENSE	(16,052)	(1,794)	15,680	22,935
LOSS FROM CONTINUING OPERATIONS	$(208,489)	$(265,479)	$(360,584)	$(961,767)
DISCONTINUED OPERATIONS, NET OF TAX	(10,154)	(26,429)	(62,052)	(69,702)
NET LOSS	$(218,643)	$(291,908)	$(422,636)	$(1,031,469)
NET LOSS PER SHARE—BASIC:
Continuing operations	$(0.92)	$(1.18)	$(1.60)	$(4.29)
Discontinued operations	(0.04)	(0.12)	(0.27)	(0.32)
Basic	$(0.96)	$(1.30)	$(1.87)	$(4.61)
NET LOSS PER SHARE—DILUTED:
Continuing operations	$(0.92)	$(1.18)	$(1.60)	$(4.29)
Discontinued operations	(0.04)	(0.12)	(0.27)	(0.32)
Diluted	$(0.96)	$(1.30)	$(1.87)	$(4.61)
WEIGHTED AVERAGE SHARES:
Basic	226,787	224,353	226,050	223,960
Diluted	226,787	224,353	226,050	223,960

The following table presents unaudited Condensed Consolidated Balance Sheet data at December 31, 2019 and December 31, 2018 (in thousands):

	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,454,531	$1,149,113
Restricted cash and cash equivalents	247,457	305,368
Accounts receivable	467,953	470,570
Inventories, net	327,865	322,179
Other current assets	88,412	95,920
Total current assets	$2,586,218	$2,343,150
TOTAL NON-CURRENT ASSETS	6,803,309	7,789,243
TOTAL ASSETS	$9,389,527	$10,132,393
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,412,954	$1,914,285
Other current liabilities	47,335	35,811
Total current liabilities	$1,460,289	$1,950,096
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,359,899	8,224,269
OTHER LIABILITIES	435,883	456,311
SHAREHOLDERS' DEFICIT	(866,544)	(498,283)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$9,389,527	$10,132,393

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the years ended December 31, 2019 and 2018 (in thousands):

	Year ended December 31,
	2019	2018
OPERATING ACTIVITIES:
Net loss	$(422,636)	$(1,031,469)
Adjustments to reconcile Net loss to Net cash provided by operating activities:
Depreciation and amortization	612,862	723,707
Asset impairment charges	526,082	916,939
Other, including cash payments to claimants from Qualified Settlement Funds	(618,256)	(341,907)
Net cash provided by operating activities	$98,052	$267,270
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding capitalized interest	$(63,854)	$(83,398)
Proceeds from sale of business and other assets, net	6,577	70,369
Other	(2,921)	(4,871)
Net cash used in investing activities	$(60,198)	$(17,900)
FINANCING ACTIVITIES:
Proceeds from (payments on) borrowings, net	$237,989	$(39,372)
Other	(33,388)	(42,200)
Net cash provided by (used in) financing activities	$204,601	$(81,572)
Effect of foreign exchange rate	1,096	(1,975)
NET INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$243,551	$165,823
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,476,837	1,311,014
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,720,388	$1,476,837

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of our non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the "Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures" section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the three and twelve months ended December 31, 2019 and 2018 (in thousands):

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Net loss (GAAP)	$(218,643)	$(291,908)	$(422,636)	$(1,031,469)
Income tax (benefit) expense	(16,052)	(1,794)	15,680	22,935
Interest expense, net	134,347	135,760	538,734	521,656
Depreciation and amortization (15)	144,453	167,205	612,862	688,530
EBITDA (non-GAAP)	$44,105	$9,263	$744,640	$201,652

Inventory step-up and other cost savings (2)	$—	$—	$—	$261
Upfront and milestone-related payments (3)	2,568	2,081	6,623	45,108
Inventory reserve increase from restructuring (4)	—	150	—	2,947
Retention and separation benefits and other restructuring (5)	19,426	4,004	34,598	83,348
Certain litigation-related and other contingencies, net (6)	15,304	(1,561)	11,211	13,809
Asset impairment charges (7)	267,430	303,539	526,082	916,939
Acquisition-related and integration costs (8)	—	451	—	2,004
Fair value of contingent consideration (9)	(19,115)	8,179	(46,098)	19,910
Gain on extinguishment of debt (10)	—	—	(119,828)	—
Share-based compensation	10,233	10,349	59,142	54,071
Other (income) expense, net (16)	(3,731)	(18,737)	16,677	(51,953)
Other adjustments	(91)	38	13,791	(737)
Discontinued operations, net of tax (13)	10,154	26,429	62,052	69,702
Adjusted EBITDA (non-GAAP)	$346,283	$344,185	$1,308,890	$1,357,061

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of our Loss from continuing operations (GAAP) to our Adjusted income from continuing operations (non-GAAP) for the three and twelve months ended December 31, 2019 and 2018 (in thousands):

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Loss from continuing operations (GAAP)	$(208,489)	$(265,479)	$(360,584)	$(961,767)
Non-GAAP adjustments:
Amortization of intangible assets (1)	125,913	150,677	543,862	622,339
Inventory step-up and other cost savings (2)	—	—	—	261
Upfront and milestone-related payments (3)	2,568	2,081	6,623	45,108
Inventory reserve increase from restructuring (4)	—	150	—	2,947
Retention and separation benefits and other restructuring (5)	19,426	4,004	34,598	83,348
Certain litigation-related and other contingencies, net (6)	15,304	(1,561)	11,211	13,809
Asset impairment charges (7)	267,430	303,539	526,082	916,939
Acquisition-related and integration costs (8)	—	451	—	2,004
Fair value of contingent consideration (9)	(19,115)	8,179	(46,098)	19,910
Gain on extinguishment of debt (10)	—	—	(119,828)	—
Other (11)	(2,002)	(19,034)	28,252	(48,942)
Tax adjustments (12)	(30,128)	(7,624)	(72,594)	(32,750)
Adjusted income from continuing operations (non-GAAP)	$170,907	$175,383	$551,524	$663,206

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and twelve months ended December 31, 2019 and 2018 (in thousands, except per share data):

Three months ended December 31, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$764,800	$400,056	$364,744	47.7%	$458,669	60.0%	$(93,925)	(12.3)%	$130,616	$(224,541)	$(16,052)	7.1%	$(208,489)	$(10,154)	$(218,643)	$(0.92)
Items impacting comparability:
Amortization of intangible assets (1)	—	(125,913)	125,913		—		125,913		—	125,913	—		125,913	—	125,913
Upfront and milestone-related payments (3)	—	(542)	542		(2,026)		2,568		—	2,568	—		2,568	—	2,568
Retention and separation benefits and other restructuring (5)	—	(4,689)	4,689		(14,737)		19,426		—	19,426	—		19,426	—	19,426
Certain litigation-related and other contingencies, net (6)	—	—	—		(15,304)		15,304		—	15,304	—		15,304	—	15,304
Asset impairment charges (7)	—	—	—		(267,430)		267,430		—	267,430	—		267,430	—	267,430
Fair value of contingent consideration (9)	—	—	—		19,115		(19,115)		—	(19,115)	—		(19,115)	—	(19,115)
Other (11)	—	—	—		—		—		2,002	(2,002)	—		(2,002)	—	(2,002)
Tax adjustments (12)	—	—	—		—		—		—	—	30,128		(30,128)	—	(30,128)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	10,154	10,154
After considering items (non-GAAP)	$764,800	$268,912	$495,888	64.8%	$178,287	23.3%	$317,601	41.5%	$132,618	$184,983	$14,076	7.6%	$170,907	$—	$170,907	$0.74

Three months ended December 31, 2018
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$786,389	$433,214	$353,175	44.9%	$503,425	64.0%	$(150,250)	(19.1)%	$117,023	$(267,273)	$(1,794)	0.7%	$(265,479)	$(26,429)	$(291,908)	$(1.18)
Items impacting comparability:
Amortization of intangible assets (1)	—	(150,677)	150,677		—		150,677		—	150,677	—		150,677	—	150,677
Upfront and milestone-related payments (3)	—	(741)	741		(1,340)		2,081		—	2,081	—		2,081	—	2,081
Inventory reserve increase from restructuring (4)	—	(150)	150		—		150		—	150	—		150	—	150
Retention and separation benefits and other restructuring (5)	—	(30)	30		(3,974)		4,004		—	4,004	—		4,004	—	4,004
Certain litigation-related and other contingencies, net (6)	—	—	—		1,561		(1,561)		—	(1,561)	—		(1,561)	—	(1,561)
Asset impairment charges (7)	—	—	—		(303,539)		303,539		—	303,539	—		303,539	—	303,539
Acquisition-related and integration costs (8)	—	—	—		(451)		451		—	451	—		451	—	451
Fair value of contingent consideration (9)	—	—	—		(8,179)		8,179		—	8,179	—		8,179	—	8,179
Other (11)	—	—	—		—		—		19,034	(19,034)	—		(19,034)	—	(19,034)
Tax adjustments (12)	—	—	—		—		—		—	—	7,624		(7,624)	—	(7,624)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	26,429	26,429
After considering items (non-GAAP)	$786,389	$281,616	$504,773	64.2%	$187,503	23.8%	$317,270	40.3%	$136,057	$181,213	$5,830	3.2%	$175,383	$—	$175,383	$0.75

Year Ended December 31, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$2,914,364	$1,569,338	$1,345,026	46.2%	$1,254,347	43.0%	$90,679	3.1%	$435,583	$(344,904)	$15,680	(4.5)%	$(360,584)	$(62,052)	$(422,636)	$(1.60)
Items impacting comparability:
Amortization of intangible assets (1)	—	(543,862)	543,862		—		543,862		—	543,862	—		543,862	—	543,862
Upfront and milestone-related payments (3)	—	(2,484)	2,484		(4,139)		6,623		—	6,623	—		6,623	—	6,623
Retention and separation benefits and other restructuring (5)	—	(5,693)	5,693		(28,905)		34,598		—	34,598	—		34,598	—	34,598
Certain litigation-related and other contingencies, net (6)	—	—	—		(11,211)		11,211		—	11,211	—		11,211	—	11,211
Asset impairment charges (7)	—	—	—		(526,082)		526,082		—	526,082	—		526,082	—	526,082
Fair value of contingent consideration (9)	—	—	—		46,098		(46,098)		—	(46,098)	—		(46,098)	—	(46,098)
Gain on extinguishment of debt (10)	—	—	—		—		—		119,828	(119,828)	—		(119,828)	—	(119,828)
Other (11)	—	—	—		(13,878)		13,878		(14,374)	28,252	—		28,252	—	28,252
Tax adjustments (12)	—	—	—		—		—		—	—	72,594		(72,594)	—	(72,594)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	62,052	62,052
After considering items (non-GAAP)	$2,914,364	$1,017,299	$1,897,065	65.1%	$716,230	24.6%	$1,180,835	40.5%	$541,037	$639,798	$88,274	13.8%	$551,524	$—	$551,524	$2.38

Year Ended December 31, 2018
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$2,947,078	$1,631,682	$1,315,396	44.6%	$1,784,525	60.6%	$(469,129)	(15.9)%	$469,703	$(938,832)	$22,935	(2.4)%	$(961,767)	$(69,702)	$(1,031,469)	$(4.29)
Items impacting comparability:
Amortization of intangible assets (1)	—	(622,339)	622,339		—		622,339		—	622,339	—		622,339	—	622,339
Inventory step-up and other cost savings (2)	—	(261)	261		—		261		—	261	—		261	—	261
Upfront and milestone-related payments (3)	—	(2,836)	2,836		(42,272)		45,108		—	45,108	—		45,108	—	45,108
Inventory reserve increase from restructuring (4)	—	(2,947)	2,947		—		2,947		—	2,947	—		2,947	—	2,947
Retention and separation benefits and other restructuring (5)	—	(57,487)	57,487		(25,861)		83,348		—	83,348	—		83,348	—	83,348
Certain litigation-related and other contingencies, net (6)	—	—	—		(13,809)		13,809		—	13,809	—		13,809	—	13,809
Asset impairment charges (7)	—	—	—		(916,939)		916,939		—	916,939	—		916,939	—	916,939
Acquisition-related and integration costs (8)	—	—	—		(2,004)		2,004		—	2,004	—		2,004	—	2,004
Fair value of contingent consideration (9)	—	—	—		(19,910)		19,910		—	19,910	—		19,910	—	19,910
Other (11)	—	—	—		630		(630)		48,312	(48,942)	—		(48,942)	—	(48,942)
Tax adjustments (12)	—	—	—		—		—		—	—	32,750		(32,750)	—	(32,750)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	69,702	69,702
After considering items (non-GAAP)	$2,947,078	$945,812	$2,001,266	67.9%	$764,360	25.9%	$1,236,906	42.0%	$518,015	$718,891	$55,685	7.7%	$663,206	$—	$663,206	$2.89

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the Non-GAAP financial measures for the three and twelve months ended December 31, 2019 and 2018 are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Amortization of intangible assets excluding fair value step-up from contingent consideration	$123,669	$141,917	$523,872	$587,932
Amortization of intangible assets related to fair value step-up from contingent consideration	2,244	8,760	19,990	34,407
Total	$125,913	$150,677	$543,862	$622,339

(2)	To exclude adjustments for inventory step-up.

(3)	Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three months ended December 31,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$542	$—	$741	$—
Development-based	—	2,026	—	1,340
Total	$542	$2,026	$741	$1,340

	Year ended December 31,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$2,484	$—	$2,836	$—
Development-based	—	4,139	—	42,272
Total	$2,484	$4,139	$2,836	$42,272

(4)	To exclude charges reflecting adjustments to excess inventory reserves related to our various restructuring initiatives.

(5)	Adjustments for retention and separation benefits and other restructuring included the following (in thousands):

	Three months ended December 31,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Retention and separation benefits	$4,689	$9,997	$17	$(986)
Other	—	4,740	13	4,960
Total	$4,689	$14,737	$30	$3,974

	Year ended December 31,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Retention and separation benefits	$5,693	$17,881	$15,496	$16,229
Accelerated depreciation and product discontinuation charges	—	—	35,177	—
Other	—	11,024	6,814	9,632
Total	$5,693	$28,905	$57,487	$25,861

(6)	To exclude adjustments to our accruals for litigation-related settlement charges and certain settlement proceeds related to suits filed by our subsidiaries.

(7)	Adjustments for asset impairment charges included the following (in thousands):

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Goodwill impairment charges	$20,800	$289,000	$171,908	$680,000
Other intangible asset impairment charges	243,046	12,842	347,706	230,418
Property, plant and equipment impairment charges	3,584	1,697	6,468	6,521
Total asset impairment charges	$267,430	$303,539	$526,082	$916,939

(8)	Adjustments for acquisition and integration items primarily relate to various acquisitions.

(9)
To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to our estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which we could incur, related contingent obligations.

(10)	To exclude the gain on the extinguishment of debt associated with our March 2019 refinancing.

(11)	Other adjustments included the following (in thousands):

	Three months ended December 31,
	2019		2018
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$1,488	$—	$(3,926)
(Gain) loss on sale of business and other assets	—	(5,488)	—	(15,513)
Other miscellaneous	—	1,998	—	405
Total	$—	$(2,002)	$—	$(19,034)

	Year ended December 31,
	2019		2018
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$4,362	$—	$(5,486)
(Gain) loss on sale of business and other assets	—	(7,488)	—	(39,527)
Other miscellaneous	13,878	17,500	(630)	(3,299)
Total	$13,878	$14,374	$(630)	$(48,312)
Other miscellaneous during the year ended December 31, 2019 includes $14.1 million in Operating expenses for a premium associated with an extended reporting period endorsement on an expiring insurance program and $17.5 million in Other non-operating expenses for contract termination costs incurred as a result of certain product discontinuation activities in our International Pharmaceuticals segment.

(12)
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

(13)	To exclude the results of the businesses reported as discontinued operations, net of tax.

(14)	Calculated as Net (loss) income from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
GAAP	226,787	224,353	226,050	223,960
Non-GAAP Adjusted	231,571	232,958	231,706	229,386

(15)
Depreciation and amortization per the Adjusted EBITDA reconciliations do not include certain depreciation amounts reflected in other lines of the reconciliations, including Acquisition-related and integration costs and Retention and separation benefits and other restructuring.

(16)	To exclude Other expense (income), net per the Condensed Consolidated Statements of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of our Net loss (GAAP) to our Adjusted EBITDA (non-GAAP) for the twelve months ended December 31, 2019 (in thousands) and the calculation of our Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended December 31, 2019
Net loss (GAAP)	$(422,636)
Income tax expense	15,680
Interest expense, net	538,734
Depreciation and amortization (15)	612,862
EBITDA (non-GAAP)	$744,640

Upfront and milestone-related payments	$6,623
Retention and separation benefits and other restructuring	34,598
Certain litigation-related and other contingencies, net	11,211
Asset impairment charges	526,082
Fair value of contingent consideration	(46,098)
Gain on extinguishment of debt	(119,828)
Share-based compensation	59,142
Other expense, net	16,677
Other adjustments	13,791
Discontinued operations, net of tax	62,052
Adjusted EBITDA (non-GAAP)	$1,308,890

Calculation of Net Debt:
Debt	$8,394,049
Cash (excluding Restricted Cash)	1,454,531
Net Debt (non-GAAP)	$6,939,518

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	5.3

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo's Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo's non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) is a highly focused specialty branded and generics pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. Campanelli, as well as other statements regarding product development, market potential, corporate strategy, optimization efforts and restructurings, timing, closing and expected benefits and value from any acquisition, expected growth and regulatory approvals, together with Endo’s net income per share from continuing operations amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; changes in legislation; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings; unfavorable publicity regarding the misuse of opioids; timing and uncertainty of any acquisition, including the possibility that various closing conditions may not be satisfied or waived, uncertainty surrounding the successful integration of any acquired business and failure to achieve the expected financial and commercial results from such acquisition; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 845-364-4833.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845)-364-4833
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